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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

CrowdGather, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52143	20-2706319
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20300 Ventura Blvd. Suite 330, Woodland Hills, CA 91364
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (818) 435-2472

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2011 (the “Closing Date”), CrowdGather, Inc. (hereinafter referred to as the “Company”, “we,” “us” or “our”), entered into a securities purchase agreement (the “Securities Purchase Agreement ”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to sell (i) 7,136,364 shares of our common stock at a price of $1.10 per share (the “Purchased Shares”) and (ii) five-year warrants (the “Warrants”) exercisable into 5,352,273 shares of common stock (the “Warrants Shares”) at an exercise price of $1.50 per share. The Warrants are exercisable for five years after the initial exercise date, which is six months and one day following the Closing Date. The number of Warrants is equal to 75% of the Purchased Shares. The total subscription proceeds are $7,850,000 (the “Offering”).   The number of shares of common stock to be issued upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the common stock that occur after the Closing Date.

In connection with the Offering, we entered into a registration rights agreement dated as of the Closing Date (the “Registration Rights Agreement”), pursuant to which we agreed to register (1) 100% of the Purchased Shares; (2) all Warrant Shares then issuable upon exercise of the Warrants (assuming on such date the Warrants are exercised in full without regard to any exercise limitations therein) and (3) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (the “Registrable Securities”) on a registration statement or registration statements (the “Registration Statements”) to be initially filed with the Securities and Exchange Commission (the “SEC”) within thirty (30) calendar days after the Closing Date (the “Filing Date”) and use our best efforts to have it declared effective within 120 calendar days after the Closing Date ("Effectiveness Date") or within such other applicable Effectiveness Date as provided in the Registration Rights Agreement.

Subject to the terms of the Registration Rights Agreement, upon the occurrence of any event that shall incur liquidated damages, including, but not limited to, that the initial Registration Statement is not filed on or prior to the Filing Date, or we fail to file a pre-effective amendment and otherwise respond in writing to SEC comments on the Registration Statement within fifteen (15) calendar days upon receipt of such comments, or the Registration Statement including the Registrable Securities is not declared effective by the applicable Effectiveness Date, we shall pay to each Investor an amount in cash, on monthly anniversary of each such Event Date as defined in the Registration Rights Agreement (the “Event Date”), equal to the product of (1) the product of (A) 2% multiplied by (B) the quotient of (I) the number of such Investor’s Registrable Securities that are not then covered by a Registration Statement that is then effective and available for use by such Investor divided by (II) the total number of such Investor’s Registrable Securities multiplied by (2) the aggregate purchase price paid by such Investor pursuant to the Securities Purchase Agreement; provided, however, that, in the event that none of such Investor’s Registrable Securities are then covered by a Registration Statement that is effective and available for use by such Investor, the quotient of (I) divided by (II) in clause (1)(B) herein shall be deemed to equal 1. Under the Registration Rights Agreement, the maximum aggregate liquidated damages payable to an Investor shall be 10% of the aggregate subscription amount paid by such Investor pursuant to the Securities Purchase Agreement.

On February 22, 2011, we entered into an engagement agreement (the “Engagement Agreement”) with Rodman & Renshaw, LLC to act as our exclusive placement agent (the “Placement Agent”) in connection with the Offering.   Pursuant to the terms of the Engagement Agreement, for the Placement Agent’s service we paid a cash placement fee equal to 8% of the aggregate purchase price paid by Investors that were placed in the Offering, and we agreed to pay a cash fee equal to 8% of the aggregate cash exercise price to be received by the Company upon the exercise of the Warrants, payable only in the event of the receipt by the Company of any proceeds of such cash exercise.  In addition, the Placement Agent received Warrants to purchase the number of shares equal to 8% of the number of Purchased Shares sold to Investors, which shall be exercisable at $1.50 per share.

Copies of the Securities Purchase Agreement, Form of Warrant, Registration Rights Agreement and the Engagement Agreement are incorporated herein as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 7.01 Regulation FD Disclosure.

On January 28, 2011, we issued a press release to announce we entered into the Securities Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1

The Registrant is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01Financial Statement and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement

10.2	Form of Warrant

10.3	Registration Rights Agreement

10.4	Engagement Agreement

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CrowdGather, Inc.

Date: February 28, 2011	By:	/s/ Sanjay Sabnani
Sanjay Sabnani Chief Executive Officer